American Water Star Receives Notice of Non-Compliance from AMEX

LAS VEGAS, NV - (BUSINESS WIRE) - January 17, 2006 - American Water Star, Inc. (AMEX: AMW-News), today announced that on January 12, 2006 it received notice from the American Stock Exchange (AMEX) staff indicating that the Company no longer complies with AMEX's continued listing standards as set forth in
Section 1003(a)(iv) of the Company Guide, and that its securities are, therefore, subject to being delisted from AMEX. AMW filed a notice of its required plan of compliance in a Form 8-K on November 29, 2005, wherein the Company was to file its Form 10-QSB for the period ending September 30, 2005, as well as address other concerns
(http://www.sec.gov/Archives/edgar/data/1041580/00010841780500003
9/form8k.txt).

As of the date of this release, the Form 10-QSB has not been filed and the Company is not current in its required filings with the Securities and Exchange Commission (SEC) as a reporting company. According to the notification, AMW has until January 18, 2006 to file an objection to the AMEX decision. While AMW is entitled to file an objection to the decision, AMW has determined that an AMEX listing is not in the Company's best interests at this time.

With this development, pursuant to Section 12(d) of the Securities Exchange Act of 1934 ("Act") and Rule 12d2-2(d) thereunder, AMW intends to file an application with the SEC to withdraw its common stock from listing and registration on the AMEX.

AMW plans to reregister with the SEC to be a 12(g) reporting company and is working with its auditor and staff to file the Form 10-QSB for the period ending September 30, 2005.

Upon the filing of its Form 10-QSB, AMW will immediately seek listing on either the Over the Counter Bulletin Board (OTC:BB) or the Over the Counter (OTC) market instead of spending its resources trying to maintain listing qualifications. The Company cannot provide any assurances that its securities will be included for listing on either the OTC:BB or the OTC.

About: American Water Star, Inc.:

American Water Star, Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of three branded beverages: Geyser Sport; Geyser Fruit; and Geyser Fruta. Geyser Sport is a sugar-free, calorie-free, carb-free fruit flavored beverages fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin flavored beverages.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, delisting of our securities from AMEX; our ability to secure a listing on the Over the Counter Bulletin Board; our ability to meet our working capital needs to continue operations; management's ability to seek additional funding or potential merger and acquisition candidates; any additional work that may be required for our financial statement preparation of our 2005 third quarter report; the actual amount of annual sales of AMW water; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Redwood Consultants, LLC
Jens Dalsgaard,  415-884-0348